Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration Nos. 333-69047, 333-67625 and 333-43795) of V-One
Corporation and on Form S-8 (Registration Nos. 333-61909, 333-52909 and 333-17749) of our report dated February 18, 2000 (except Note 11, as to which the date is March 24, 2000), with respect to the financial statements and schedule of V-ONE Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1999.

                                    /s/   Ernst & Young LLP


McLean, VA
March 28, 2000


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